Exhibit 99.1

Applied Optoelectronics Reports Third Quarter 2024 Results

Sugar Land, Texas, November 7, 2024 – Applied Optoelectronics, Inc. (NASDAQ: AAOI), a leading provider of fiber-optic access network products for the internet datacenter, cable broadband, telecom and fiber-to-the-home (FTTH) markets, today announced financial results for its third quarter ended September 30, 2024.

“We had a solid third quarter performance as we ramped up production capacity to meet our customers’ rollout schedules,” said Dr. Thompson Lin, Applied Optoelectronics Inc. Founder, President and Chief Executive Officer. “We recorded double digit sequential growth in our data center business, driven by new wins for our 400G products, while our CATV business more than tripled from the second quarter as our customers actively transition to new architectures. Looking ahead, we are optimistic about the long-term demand drivers for both our datacenter and CATV businesses and believe we have the right team, product portfolio, and strategy in place to meet our customers’ needs.”

“Our revenue and gross margin for the third quarter were in-line with our expectations, but our non-GAAP loss per share was larger than we expected, which was primarily due to accelerated R&D spending due to greater than anticipated new customer requests, especially in our data center business where we saw notable interest in our 1.6 Terabit transceivers,” said Dr. Stefan Murry, Applied Optoelectronics Chief Financial Officer and Chief Strategy Officer. “We are carefully managing our balance sheet as we execute on our plans which anticipate a sustained period of growth in both our datacenter and CATV businesses.”

Third Quarter 2024 Financial Summary

•	GAAP revenue was $65.2 million, compared with $62.5 million in the third quarter of 2023 and $43.3 million in the second quarter of 2024.

•	GAAP gross margin was 24.4%, compared with 32.3% in the third quarter of 2023 and 22.1% in the second quarter of 2024. Non-GAAP gross margin was 25.0%, compared with 32.5% in the third quarter of 2023 and 22.5% in the second quarter of 2024.

•	GAAP net loss was $17.8 million, or $0.42 per basic share, compared with net loss of $9.0 million, or $0.27 per basic share in the third quarter of 2023, and a net loss of $26.1 million, or $0.66 per basic share in the second quarter of 2024.

•	Non-GAAP net loss was $8.8 million, or $ 0.21 per basic share, compared with non-GAAP net loss of $1.7 million, or $0.05 per basic share in the third quarter of 2023, and a non-GAAP net loss of $10.9 million, or $0.28 per basic share in the second quarter of 2024.

A reconciliation between all GAAP and non-GAAP information referenced above is contained in the tables below. Please also refer to “Non-GAAP Financial Measures” below for a description of these non-GAAP financial measures.

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Fourth Quarter 2024 Business Outlook (+)

For fourth quarter of 2024, the company currently expects:

•	Revenue in the range of $94 million to $104 million.
•	Non-GAAP gross margin in the range of 27.5% to 29.5%.
•	Non-GAAP net income in the range of a loss of $1.9 million to income of $1.7 million, and non-GAAP income per share in the range of a loss of $0.04 to earnings of $0.04 using approximately 46 million shares.

(+) Please refer to the note below on forward-looking statements and the risks involved with such statements as well as the note on non-GAAP financial measures.

Conference Call Information

The company will host a conference call and webcast for analysts and investors on today, November 7, 2024 to discuss its third quarter 2024 financial results and outlook for its fourth quarter 2024 at 4:30 p.m. Eastern time / 3:30 p.m. Central time. This call will be open to the public, and investors may access the call by dialing 844-890-1794 (domestic) or 412-717-9586 (international). A live audio webcast of the conference call along with supplemental financial information will also be accessible on the company's website at investors.ao-inc.com. Following the webcast, an archived version will be available on the website for one year. A telephonic replay of the call will be available one hour after the call and will run for five business days and may be accessed by dialing 877-344-7529 (domestic) or 412-317-0088 (international) and entering passcode 6590897.

Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as "believe," "may," "estimate," "continue," "anticipate," "intend," "should," "could," "would," "target," "seek," "aim," "predicts," "think," "objectives," "optimistic," "new," "goal," "strategy," "potential," "is likely," "will," "expect," "plan" "project," "permit" or by other similar expressions that convey uncertainty of future events or outcomes. These statements include management’s beliefs and expectations related to our outlook for the third quarter of 2024. Such forward-looking statements reflect the views of management at the time such statements are made. These forward-looking statements involve risks and uncertainties, as well as assumptions and current expectations, which could cause the company's actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include but are not limited to: reduction in the size or quantity of customer orders; change in demand for the company's products due to industry conditions; changes in manufacturing operations; volatility in manufacturing costs; delays in shipments of products; disruptions in the supply chain; change in the rate of design wins or the rate of customer acceptance of new products; the company's reliance on a small number of customers for a substantial portion of its revenues; potential pricing pressure; a decline in demand for our customers' products or their rate of deployment of their products; general conditions in the internet datacenter, cable television (CATV) broadband, telecom, or fiber-to-the-home (FTTH) markets; changes in the world economy (particularly in the United States and China); changes in the regulation and taxation of international trade, including the imposition of tariffs; changes in currency exchange rates; the negative effects of seasonality; the impact of the COVID-19 pandemic on our business and financial results; and other risks and uncertainties described more fully in the company's documents filed with or furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024. More information about these and other risks that may impact the company's business are set forth in the "Risk Factors" section of the company's quarterly and annual reports on file with the Securities and Exchange Commission. You should not rely on forward-looking statements as predictions of future events. All forward-looking statements in this press release are based upon information available to us as of the date hereof, and qualified in their entirety by this cautionary statement. Except as required by law, we assume no obligation to update forward-looking statements for any reason after the date of this press release to conform these statements to actual results or to changes in the company's expectations.

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Non-GAAP Financial Measures

We provide non-GAAP gross margin, non-GAAP net income (loss), and non-GAAP earnings per share to eliminate the impact of items that we do not consider indicative of our overall operating performance. To arrive at our non-GAAP gross margin, we exclude stock-based compensation and related expenses, expenses associated with discontinued products, and non-recurring (income) expenses, if any, from our GAAP gross margin. To arrive at our non-GAAP net income (loss), we exclude all amortization of intangible assets, stock-based compensation expense, non-recurring expenses, unrealized foreign exchange loss (gain), losses from the disposal of idle assets, if any, non-GAAP tax benefit (expenses), and losses from the disposal of idle assets, if any, from our GAAP net income (loss). Included in our non-recurring expenses in Q3 2023 and Q3 2024 are employee severance expenses (if any), legal expenses associated with litigation and certain legal and advisory expenses associated with purchase termination or patent protection (if any), also included in our non-recurring income (expenses) in Q3 2024, but not in Q3 2023, are certain non-recurring expenses related to extreme weather events. In computing our non-GAAP income tax benefit (expense), we have applied an estimate of our annual effective income tax rate and applied it to our net income before income taxes. Our adjusted EBITDA is calculated by excluding depreciation expense, non-GAAP tax benefit (expense), and interest (income) expense, as well as the items excluded from non-GAAP net income (loss), from our GAAP net loss. Our non-GAAP diluted net loss per share is calculated by dividing our non-GAAP net loss by the fully diluted share count (for periods in which non-GAAP net income is positive) or basic share count (for periods in which our non-GAAP net income is negative).

We believe that our non-GAAP measures are useful to investors in evaluating our operating performance for the following reasons:

•	We believe that elimination of items such as amortization of intangible assets, stock-based compensation expense, non-recurring revenue and expenses, losses from the disposal of idle assets, unrealized foreign exchange gain or loss, and depreciation on certain equipment undergoing reconfiguration is appropriate because treatment of these items may vary for reasons unrelated to our overall operating performance;

•	We believe that elimination of expenses associated with discontinued products, including depreciation and inventory obsolescence is appropriate because these expenses are not indicative of our ongoing operations;

•	We believe that estimating non-GAAP income taxes allows comparison with prior periods and provides additional information regarding the generation of potential future deferred tax assets;

•	We believe that non-GAAP measures provide better comparability with our past financial performance, period-to-period results and with our peer companies, many of which also use similar non-GAAP financial measures; and We anticipate that investors and securities analysts will utilize non-GAAP measures as a supplement to GAAP measures to evaluate our overall operating performance.

A reconciliation of our GAAP net income (loss), GAAP total gross profit, GAAP earnings (loss), and GAAP earnings (loss) per share for Q3 2024 and the first three quarters of 2024 to our non-GAAP net income (loss), non-GAAP total gross profit, Adjusted EBITDA, and earnings (loss) per share, respectively, is provided below, together with corresponding reconciliations for Q3 2023 and the first three quarters of 2023.

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Non-GAAP measures should not be considered as an alternative to net income (loss), earnings (loss) per share, or any other measure of financial performance calculated and presented in accordance with GAAP. Our non-GAAP measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate such other non-GAAP measures in the same manner. We have not reconciled the non-GAAP measures included in our guidance to the appropriate GAAP financial measures because the GAAP measures are not readily determinable on a forward-looking basis. GAAP measures that impact our non-GAAP financial measures may include stock-based compensation expense, non-recurring expenses, amortization of intangible assets, unrealized exchange loss (gain), asset impairment charges, and loss (gain) from disposal of idle assets. These GAAP measures cannot be reasonably predicted and may directly impact our non-GAAP gross margin, our non-GAAP net income and our non-GAAP fully-diluted earnings per share, although changes with respect to certain of these measures may offset other changes. In addition, certain of these measures are out of our control. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

About Applied Optoelectronics

Applied Optoelectronics Inc. (AOI) is a leading developer and manufacturer of advanced optical products, including components, modules and equipment. AOI's products are the building blocks for broadband fiber access networks around the world, where they are used in the internet datacenter, CATV broadband, telecom and FTTH markets. AOI supplies optical networking lasers, components and equipment to tier-1 customers in all four of these markets. In addition to its corporate headquarters, wafer fab and advanced engineering and production facilities in Sugar Land, TX, AOI has engineering and manufacturing facilities in Taipei, Taiwan and Ningbo, China. For additional information, visit www.ao-inc.com.

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Investor Relations Contacts:

The Blueshirt Group, Investor Relations

Monica Gould

+1-212-871-3927

ir@ao-inc.com

Cassidy Fuller

+1-415-217-4968

ir@ao-inc.com

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30, 2024	December 31, 2023
ASSETS
CURRENT ASSETS
Cash, Cash Equivalents and Restricted Cash	$41,367	$55,097
Accounts Receivable, Net	75,154	48,071
Notes Receivable	47	219
Inventories	64,382	63,866
Prepaid Income Tax	4	3
Prepaid Expenses and Other Current Assets	7,409	5,349
Total Current Assets	188,363	172,605

Property, Plant And Equipment, Net	205,303	200,317
Land Use Rights, Net	4,993	5,030
Operating Right of Use Asset	4,102	5,026
Intangible Assets, Net	3,663	3,628
Other Assets	3,548	2,580
TOTAL ASSETS	$409,972	$389,186

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$55,991	$32,892
Bank Acceptance Payable	9,934	15,482
Accrued Expenses	19,140	18,549
Deferred Revenue	1,439	1,803
Current Lease Liability-Operating	1,115	1,149
Current Portion of Notes Payable and Long Term Debt	29,483	23,197
Current Portion of Convertible Debt	–	286
Total Current Liabilities	117,102	93,358
Convertible Senior Notes	77,053	76,233
Other Long-Term Liabilities	3,731	4,726
TOTAL LIABILITIES	197,886	174,317

STOCKHOLDERS' EQUITY
Common Stock	45	38
Additional Paid-in Capital	543,492	478,972
Cumulative Translation Adjustment	709	975
Retained Earnings	(332,160)	(265,116)
TOTAL STOCKHOLDERS' EQUITY	212,086	214,869

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$409,972	$389,186

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Applied Optoelectronics, Inc.

Preliminary Condensed Consolidated Statements of Operations

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Datacenter	$40,945	$48,807	$104,283	$96,731
CATV	20,947	10,268	35,501	47,391
Telecom	2,798	3,074	7,445	11,013
FTTH	–	–	–	57
Other	461	398	1,865	2,001
Total Revenue	65,151	62,547	149,094	157,193

Total Cost of Goods Sold	49,234	42,373	116,023	119,876

Total Gross Profit	15,917	20,174	33,071	37,317

Operating Expenses:
Research and Development	13,428	9,457	38,218	26,633
Sales and Marketing	4,796	3,035	14,503	7,631
General and Administrative	14,240	14,368	44,786	39,870
Total Operating Expenses	32,464	26,860	97,507	74,134

Operating Loss	(16,547)	(6,686)	(64,436)	(36,817)

Other Income (Expense):
Interest Income	156	65	509	133
Interest Expense	(1,702)	(1,989)	(5,072)	(6,301)
Other Income (Expense), net	336	(343)	1,957	803
Total Other Income (Expense):	(1,210)	(2,267)	(2,606)	(5,365)

Net loss before Income Taxes	(17,757)	(8,953)	(67,042)	(42,182)
Income Tax Expense	–	–	–	(8)

Net loss	$(17,757)	$(8,953)	$(67,042)	$(42,190)
Net loss per share attributable to common stockholders
basic	$(0.42)	$(0.27)	$(1.68)	$(1.39)
diluted	$(0.42)	$(0.27)	$(1.68)	$(1.39)

Weighted-average shares used to compute net loss per share attributable to common stockholders
basic	42,312	32,774	40,021	30,392
diluted	42,312	32,774	40,021	30,392

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Applied Optoelectronics, Inc.

Reconciliation of Statements of Operations under GAAP and Non-GAAP

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP revenue	$65,151	$62,547	$149,094	$157,193
Non-recurring customer credit	–	–	–	–
Non-GAAP revenue	$65,151	$62,547	$149,094	$157,193

GAAP total gross profit (a)	$15,917	$20,174	$33,071	$37,317
Share-based compensation expense	116	124	355	393
Non-recurring expense	29	–	66	–
Expenses associated with discontinued products	202	29	202	5,245
Non-GAAP total gross profit (a)	$16,264	$20,327	$33,694	$42,955

GAAP net loss	$(17,757)	$(8,953)	$(67,042)	$(42,190)
Share-based compensation expense	2,943	3,235	11,841	8,587
Expenses associated with discontinued products	202	29	202	5,245
Non-cash expenses associated with discontinued products	1,074	864	3,163	3,175
Amortization of intangible assets	102	167	332	489
Non-recurring (income) expense	409	1,344	2,507	2,303
Unrealized exchange loss (gain)	(260)	423	16	(752)
Tax (benefit) expense related to the above	4,505	1,200	17,311	8,237
Non-GAAP net loss	$(8,782)	$(1,691)	$(31,670)	$(14,906)

GAAP net loss	$(17,757)	$(8,953)	$(67,042)	$(42,190)
Share-based compensation expense	2,943	3,235	11,841	8,587
Expenses associated with discontinued products	202	29	202	5,245
Non-cash expenses associated with discontinued products	1,074	864	3,163	3,175
Amortization of intangible assets	102	167	332	489
Non-recurring expense (income)	409	1,344	2,507	2,303
Unrealized exchange loss (gain)	(260)	423	16	(752)
Tax (benefit) expense related to the above	–	–	–	8
Depreciation expense	4,055	3,946	11,798	11,836
Interest (income) expense, net	1,547	1,925	4,563	6,167
Adjusted EBITDA	$(7,685)	$2,980	$(32,620)	$(5,132)

GAAP diluted net loss per share	$(0.42)	$(0.27)	$(1.68)	$(1.39)
Share-based compensation expense	0.07	0.10	0.30	0.28
Expenses associated with discontinued products	–	–	0.01	0.17
Non-cash expenses associated with discontinued products	0.03	0.03	0.08	0.10
Amortization of intangible assets	–	0.01	0.01	0.02
Non-recurring (income) expense	0.01	0.04	0.06	0.08
Unrealized exchange loss (gain)	(0.01)	0.01	0.00	(0.02)
Non-GAAP tax benefit	0.11	0.03	0.43	0.27
Non-GAAP diluted net loss per share	$(0.21)	$(0.05)	(0.79)	(0.49)

Shares used to compute diluted loss per share	42,312	32,774	40,021	30,392
Shares used to compute diluted earnings per share	42,312	32,774	40,021	30,392

(a) Provided for the purpose of calculating gross profit as a percentage of revenue (gross margin).

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